UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported Event): February 11, 2022 (February 7, 2022)

Archer Aviation Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39668	83-2292321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1880 Embarcadero Road Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-272-3233

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ACHR	New York Stock Exchange

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price $11.50 per share	ACHR WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 7, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of Archer Aviation Inc. (the “Company”) approved entering into Change in Control and Severance Agreements with each of the Company’s executive officers (excluding Brett Adcock and Adam Goldstein, our Co-Chief Executive Officers), whose change in control and severance arrangements are provided separately in their employment agreements, which were previously filed) (the “Eligible Executive Officers”). In the event of certain qualifying terminations of employment pursuant to the Change in Control and Severance Agreements, each of the Eligible Executive Officers is entitled to: (i) an amount equal to twelve months of his or her base salary at the rate in effect immediately prior to such termination, payable in a cash lump-sum; (ii) a pro rata payment of his or her then-current annual bonus to the extent earned, and (iii) to the extent that her or she timely elects to receive continued coverage under the Company’s group-healthcare plans, a lump sum cash payment in an amount equal to the full amount of his or her COBRA premiums for the same period as he or she is entitled to severance. In addition, each Eligible Executive Officer’s outstanding equity awards will become vested and exercisable, as applicable, as if he or she had completed an additional 12 months of service, excluding awards that would otherwise vest contingent upon remaining-unsatisfied performance criteria.

In addition, in the event of a qualifying termination in connection with a “change of control”, each Eligible Executive Officer is entitled to: (i) an amount equal to twelve months of his or her base salary and 100% of his or her target bonus at the rate in effect immediately prior to such termination, payable in a cash lump-sum; and (ii) a pro rata payment of his or her then-current target bonus based on the actual period of service during the bonus period. In addition, each Eligible Executive Officer’s outstanding equity awards will become vested and exercisable, as applicable, with respect to 100% of the then-unvested shares, excluding awards that would otherwise vest contingent upon remaining-unsatisfied performance criteria. The Eligible Executive Officer will also be entitled to continuation of COBRA benefits as set forth above.

All such severance payments and benefits are subject to each Eligible Executive Officer’s execution of a general release of claims against us.

The foregoing descriptions of the Change in Control and Severance Agreement are summaries only and do not purport to be complete. A copy of the form of Change in Control and Severance Agreement that is applicable to Eligible Executive Officers will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER AVIATION INC.
Date: February 11, 2022

	By:	/s/ Andy Missan
	Name:	Andy Missan
	Title:	Chief Legal Officer